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                                                                   EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation of our reports included (or incorporated by reference) in this Form 10-K, into the previously filed Registration Statements of Republic Industries, Inc. On Forms S-3 (Registration Nos. 33-61649, 33-62489, 33-63735, 33-65289, and 333-01757) and S-8 (Registration No. 33-93742).


ARTHUR ANDERSEN LLP


Fort Lauderdale, Florida,
    March 26, 1996.